EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the application of our report dated March 28, 2008, included in this Form 10-KSB of Akesis Pharmaceuticals, Inc. relating to their consolidated financial statements for the years ended December 31, 2007 and 2006.

/s/ Swenson Advisors, LLP

San Diego, California

March 28, 2008